KEMPISTY & COMPANY

CERTIFIED PUBLIC ACCOUNTANTS, P.C.

15 Maiden Lane, Suite 1003

New York, NY 10038

Tel:  (212) 406-7CPA (7272)

Fax: (212) 513-1930

December 19, 2006

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

We have read Item 4.01(a) of Form 8-K dated December 18, 2006 of Xinyinhai Technology, Ltd. and are in agreement with the statements contained therein.

We have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01(b).

Sincerely,

/s/ Kempisty & Company CPAs P.C.

Kempisty & Company

Certified Public Accountants, P.C.